Exhibit 1

                           Imperial Holly Corporation
                                   P. O. Box 9
                             Sugar Land, Texas 77487



                                                              November 19, 1998


To the persons listed on Schedule 1:

                  Imperial Holly Corporation, a Texas corporation (the "Company"), is party to an Agreement and Plan of Merger dated as of September 4, 1998, as amended by an Amendment dated as of October 22, 1998 (as so amended, the "Merger Agreement"), among the Company, IHK Acquisition Corp. and DSLT Inc. Terms that are defined in the Merger Agreement and used without definition in this letter agreement have the respective meanings ascribed to them in the Merger Agreement.

                  The Company hereby assigns to the persons listed on Schedule 1 (the "Assignees"), with respect to the number of shares set forth on Schedule 1 opposite each Assignee's name, the Repurchase Option contained in Section 3.09 of the Merger Agreement. In consideration of such assignment, each Assignee agrees to pay to the Company on November 24, 1998 in immediately available funds the payment amount set forth opposite its name on Schedule 1. The Repurchase Option shall be exercised in accordance with the terms and conditions of the Merger Agreement by giving notice as provided in the Merger Agreement on November 19, 1998 with respect to all shares set forth on Schedule 1, and each Assignee will (severally and not jointly) purchase the number of shares set forth opposite its name on Schedule 1 pursuant to and in accordance with the Repurchase Option.

                  Each Assignee agrees that it will comply with the provisions of the Securities Act of 1933 (the "Act") with respect to any disposition of shares of Common Stock, without par value, of the Company ("Common Stock") it acquires pursuant to the Repurchase Option. Each Assignee represents that (i) it is an "accredited investor" as defined in Regulation D under the Act, (ii) it is acquiring the interest in the Repurchase Option and the shares of Common Stock to be purchased for its own account and not with a view to the distribution thereof, (iii) it understands that neither the Repurchase Option nor the shares purchasable thereunder has been registered under the Act and may not be resold except in compliance with the Act and (iv) it has not purchased or sold, or taken any action with respect to, the Common Stock on or after October 1, 1998 and prior to the date hereof.

                  This letter agreement shall be governed by the internal laws of the State of Texas, constitutes the entire agreement of the parties with respect to its subject matter, does not confer any benefits or rights on any third party and may be signed in counterparts. No Assignee may assign any rights hereunder without the prior written consent of the Company. Any notice hereunder


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shall be in writing and given by personal delivery or fax to the address of the applicable party set forth on Schedule 1 (or an address specified in a notice of address change).

                  Please sign below to indicate your agreement to the terms and conditions contained as of the first date set forth above.




                                             Very truly yours,

                                             IMPERIAL HOLLY CORPORATION

                                             By: /s/ Mary L. Burke
                                                 -----------------------------


AGREED AND ACCEPTED:

GREENCORE GROUP PLC

By: /s/ Kevin O'Sullivan
    --------------------------------------------


EARLSFORT HOLDINGS B.V.

By: /s/ H.S. Laudendorff     /s/ J.M.C. Rasing
    --------------------------------------------
    Managing Director        Managing Director


H. KEMPNER TRUST ASSOCIATION

By: /s/ Harris L. Kempner, Trustee
    --------------------------------------------


By: /s/ Fayez Sarofim
    --------------------------------------------
    Fayez Sarofim






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                                                                   SCHEDULE 1


                                                                    Payment to
Assignee and Notice Address                 Number of Shares          Company
---------------------------                 ----------------        ----------

Greencore Group plc                              1,100,000         $ 137,500.00
Earlsfort Holdings B.V.
  Greencore Group plc
St. Stephen's Green House
Earlsfort Terrace
Dublin 2, Ireland
Attention:        Chief Executive Officer
Telephone:        011-3531-605-1000
Fax:              011-3531-605-1101

with a copy to:

Weil, Gotshal & Manges LLP
700 Louisiana, Suite 1600
Houston, Texas 77002
Attention:        Steven D. Rubin
Telephone:        713-546-5030
Fax:              713-224-9511

H. Kempner Trust Association                      698,652           $ 87,331.50
  Kempner Capital Management
2291 Market Street, 12th Floor
Galveston, Texas 77550
Attention: Harris Kempner
Telephone:        409-765-6671
Fax:              409-765-9098

Fayez Sarofim                                     349,326           $ 43,665.75
2 Houston Center, Suite 2907
Houston, Texas 77010
Attention: Raye White
Telephone:        713-654-4484
Fax:              713-654-8184




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Address of the Company:

Imperial Holly Corporation
One Imperial Square, Suite 200
8016 Highway 90A
Sugar Land, Texas 77478
Attention: James C. Kempner
Telephone:        281-490-9780
Fax:              281-490-9895

with a copy to:

Baker & Botts, L.L.P.
One Shell Plaza
910 Louisiana
Houston, Texas 77002-4995
Attention:        J. David Kirkland, Jr.
Telephone:        713-229-1101
Fax:              713-229-1522







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